Exhibit 99.1

NEWS RELEASE

ICF Announces Timing of Third Quarter 2020 Earnings Release and Conference Call

Date:	Thursday, November 5, 2020

Time:	4:30 p.m. Eastern Time

Audio Webcast:	https://edge.media-server.com/mmc/p/gwiumgv9

Dial-in:	1.888.771.4371 (U.S. toll free)
Confirmation number: 4995 8640

FAIRFAX, Va. (September 30, 2020) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, will release its third quarter 2020 results on Thursday, November 5, 2020, after the market close. The results will be available at: http://investor.icf.com.

To listen to the conference call, please register at https://edge.media-server.com/mmc/p/gwiumgv9 at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.888.771.4371 (U.S. toll free) and use access code 4995 8640. An archive will be available for one year following the live event at http://investor.icf.com/past-events.

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For More Information

Investor information contact:

Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:

Lauren Dyke, ICF, lauren.dyke@icf.com, +1.571.373.5577

About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements THAT are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.